UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 14, 2023

Radius Global Infrastructure, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39568	88-1807259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bala Plaza East, Suite 502 Bala Cynwyd, PA	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-4910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	RADI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

Reference is hereby made to that certain Agreement and Plan of Merger, dated as of March 1, 2023 (the “Merger Agreement”), by and among Radius Global Infrastructure, Inc., a Delaware corporation (the “Company”), APW OpCo LLC, a Delaware limited liability company, Chord Parent, Inc., a Delaware corporation (“Parent”), Chord Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub I”), and Chord Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Merger Sub I.

The closing of the transactions contemplated by the Merger Agreement (the “Mergers”) are subject to the receipt of consents, approvals or other clearances under certain antitrust laws and foreign investment laws, as previously disclosed. All such approvals or indications thereof under the applicable antitrust laws and foreign investment laws now have been obtained and the parties to the Merger Agreement anticipate closing the Mergers during the third quarter in accordance with the terms and conditions of the Merger Agreement.

Exhibit Number	Description

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS GLOBAL INFRASTRUCTURE, INC.

Date: September 14, 2023	By:	/s/ Glenn J. Bresinger
	Name:	Glenn J. Bresinger
	Title:	Chief Financial Officer and Treasurer